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                                                              EXHIBIT 5

                                 April 15, 1998

                Opinion and consent of Brobeck, Phleger & Harrison LLP




GaSonics International Corporation
2540 Junction Avenue
San Jose, California  95134-1909


          Re: GaSonics International Corporation Registration Statement for Offering of 400,000 Shares of Common Stock
               ---------------------------------------------------------

Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 400,000 shares of Common Stock under the GaSonics International Corporation (the "Company") 1994 Stock Option/Stock Issuance Plan (the "Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              /s/ Brobeck, Phleger & Harrison LLP

                              BROBECK, PHLEGER & HARRISON LLP